EXHIBIT 11

                   DETAILED COMPUTATION OF EARNINGS PER SHARE

                  (Dollars in thousands, except per share data)



                                                             Year Ended January 31
                                                      ------------------------------------
          PER SHARE DATA                                 1996         1995        1994
                                                      ----------   ----------   ----------

Net income                                            $    6,197   $    6,088   $    6,954
                                                      ==========   ==========   ==========

Net income per common and common equivalent shares:
  Primary                                             $     1.30   $     1.27   $     1.45
                                                      ==========   ==========   ==========

  Fully diluted (1)                                   $     1.29   $     1.27   $     1.45
                                                      ==========   ==========   ==========

AVERAGE NUMBER OF COMMON AND COMMON
    EQUIVALENT SHARES

Primary:
  Weighted average number of common
      shares outstanding                               4,735,223    4,726,026    4,683,812
  Common equivalent shares:
    Dilutive stock options, using
        Treasury Stock Method                             46,962       65,057      111,983
                                                      ----------   ----------   ----------


                                                       4,782,185    4,791,083    4,795,795
                                                      ==========   ==========   ==========

Fully diluted (1):
  Weighted average number of common
      shares outstanding                               4,735,223    4,726,026    4,683,812
  Common equivalent shares:
    Dilutive stock options, using
        Treasury Stock Method                             51,227       65,057      111,983
                                                      ----------   ----------   ----------

                                                       4,786,450    4,791,083    4,795,795
                                                      ==========   ==========   ==========


(1) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.